TIDAL ETF TRUST N-14

Exhibit 99.17

PO Box 211230, Eagan, MN 55121-9984

VOTE ONLINE

1.	Read the proxy statement.
2.	Go to: www.proxyvotenow.com/XXXX
3.	Follow the simple instructions.

VOTE BY PHONE
1.	Read the proxy statement and have the proxy card at hand.
2.	Call toll-free XXX-XXX-XXXX
3.	Follow the simple instructions.

VOTE BY MAIL
1.	Read the proxy statement.
2.	Check the appropriate box(es) on the reverse side of the proxy card.
3.	Sign, date and return the proxy card in the envelope provided

ATAC ROTATION FUND

A SERIES OF MANAGED PORTFOLIO SERIES

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [XXXX XX], 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of the above-referenced Fund (the “Fund”) hereby appoints each of [   ], [   ], and [   ], collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [XXXX XX], 2025, at 1:00 p.m., Central time, to be held at 615 East Michigan Street, Milwaukee, WI 53202, and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.
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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [XXXX XX], 2025.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/XXXX2025

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE
REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please detach at perforation before mailing.

This proxy is solicited on behalf of the Board of Trustees. It will be voted as specified.

If no specification is made, this proxy shall be voted “FOR” the proposal.

The Board of Trustees recommends that you vote “FOR” the proposal.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

1.	To approve an Agreement and Plan of Reorganization between the Managed Portfolio Series, on behalf of the ATAC Rotation Fund (the “Target Fund”), and Tidal ETF Trust, on behalf of the ATAC Rotation Fund (the “Acquiring Fund”), providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund (the “Reorganization”).	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Transact such other business as may properly come before the Meeting.

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